                                                                      EXHIBIT 21

SUBSIDIARIES OF EEX CORPORATION                 STATE OF INCORPORATION/ORGANIZATION
-------------------------------                 -----------------------------------
EEX Operating LLC                               Delaware
EEX Operating L.P.                              Delaware
EEX Capital, Inc.                               Delaware
Enserch International Oil & Gas, Inc.           Texas
EEX International, Inc.                         Texas
Corpus Christi Energy Co.                       Delaware
Corpus Christi Hydrocarbons Co.                 Delaware
Enserch Far East Ltd.                           Cayman Islands
EEX Asahan Ltd.                                 Cayman Islands
EEX Turkey B.V.                                 Netherlands
EEX New Zealand Ltd.                            Cayman Islands
EEX Exploration and Production Company LLC      Delaware
EEX E&P Company, L.P.                           Delaware
EEX Reserves Funding LLC                        Delaware
EEX Reserves Company LLC                        Delaware
EEX Natural Gas Company                         Delaware
EEX Gathering Company                           Delaware
EEX Pipeline Company, L.P.                      Delaware
Rocksprings Pipeline Company LLC                Delaware